Exhibit 99.1

Callaway Golf Company Releases Preliminary Full Year 2007 Results

CARLSBAD, Calif.--(BUSINESS WIRE)--Callaway Golf Company (NYSE:ELY) today announced that, based on current information, the Company estimates net sales for the year ended December 31, 2007 to increase approximately 10% to a record $1.125 billion with corresponding earnings per diluted share of $0.79 to $0.81, including non-cash employee equity-based compensation charges associated with FAS 123R. These results are based on an estimated 67.5 million diluted shares outstanding and also include after-tax charges of approximately $0.08 per diluted share related to the gross margin improvement initiatives announced in November 2006. Excluding charges for these gross margin initiatives, pro forma earnings per diluted share are estimated at $0.87 to $0.89.

For the full year 2006, the Company reported net sales of $1.018 billion and fully diluted earnings per share of $0.34 (on 68.5 million shares), including non-cash FAS 123R charges. Those results also included after-tax charges of $0.04 for the Top-Flite integration, $0.03 for restructuring initiatives announced in September 2005, and $0.02 for gross margin improvement initiatives. Excluding these charges, pro forma fully diluted earnings per share was $0.43.

Business Update

“We are very pleased with our strong financial performance for the year,” commented George Fellows, President and CEO of Callaway Golf. “We delivered on our stated objectives for the year, including an improved product development process, the addition of key management talent, increased market share in woods, improved gross margins and inventory management, and the successful re-launch of the Top-Flite brand.”

“Looking forward,” continued Mr. Fellows, “we are optimistic that we can build on this momentum. In fact, we have several new and exciting products for 2008, and in combination with our focus on business processes and cost controls, we believe we’ll be positioned to drive shareholder value. We look forward to our upcoming earnings call and will provide additional detail on our expectations for 2008 at that time.”

Details of Full Year Results

Sales

The estimated increase in sales for the year of approximately 10% is attributable to increases in the woods category driven by the success of the FT-5 and FT-i Fusion drivers, increased sales in the accessories category, strong irons sales due to the success of the X-20 line of irons, as well as increased putter sales.

Gross Margins

Gross margins as a percentage of net sales for 2007 are estimated to be approximately 44%. Excluding pre-tax charges of $9 million related to gross margin initiatives, it is estimated that pro forma gross margins for 2007 will be approximately 45%. For the full year 2006, reported gross margins were 39%. Excluding pre-tax charges of $4 million related to the Top-Flite integration and $2 million for gross margin initiatives, pro-forma gross margins for 2006 were 40%.

Operating Expenses

The Company estimates that its operating expenses for 2007 will be approximately $402 million compared to $361 million in 2006. Excluding pre-tax charges of $3 million related to the September 2005 restructuring initiatives and Top-Flite integration, 2006 pro forma operating expenses were $358 million. The year over year increase is in line with the Company’s most recent estimate and includes increases related to employee incentive compensation, additional marketing to support brand initiatives, the impact of foreign currency, and additional legal expense associated with enforcing the Company’s golf ball patent rights.

Conference Call

The Company will release actual fourth quarter and full year 2007 financial results on January 31, 2008. A conference call and webcast will also take place at that time. During the call, the Company will provide guidance for full year 2008 and additional information on fourth quarter and full year 2007 financial results.

Disclaimer: Investors should be aware that the Company has not yet finalized its results for the fourth quarter and full year 2007 and that the Company’s “preliminary” estimates of net sales, gross margins, operating expenses and earnings contained in this press release reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from the Company’s actual results if the information on which the estimates were based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the Company’s future business processes, cost controls and positioning to drive shareholder value, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s future financial performance is based upon various unknowns including consumer acceptance and demand for the Company’s current or new products as well as future consumer discretionary purchasing behavior, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: The preliminary financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations, charges related to the September 2005 restructuring initiatives, and charges related to the Company’s gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company’s operations without these charges. The Company has provided reconciling information in the text of this press release.

Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Top-Flite®, Odyssey® and Ben Hogan® brands. For more information visit www.callawaygolf.com.

CONTACT:
Callaway Golf Company
Brad Holiday
Patrick Burke
Michele Szynal
760-931-1771